UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 31, 2020

Ecoark Holdings, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-53361	30-0680177
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5899 Preston Road #505, Frisco, TX	75034
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 479-259-2977

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	ZEST	OTCQB

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 Unregistered Sales of Equity Securities.

Ecoark Holdings, Inc. (the “Company”) converted all principal and interest in the Trend Discovery SPV I, LLC credit facility, into the Company’s common stock on March 31, 2020.  The conversion includes the issuance of 3,855,488 shares of common stock at $0.73 per share to convert approximately $2.5 million of principal and $0.3 million of accrued interest.

The shares were issued to the investor without registration under the Securities Act of 1933 based upon exemptions from registration provided under Section 4(2) of the Act and Regulation D promulgated thereunder.  The issuances did not involve any public offering. No general solicitation or general advertising was used in connection with the offering.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 31, 2020, the Company filed a Certificate of Amendment to the Company’s Articles of Incorporation to increase the authorized shares of common stock from 100,000,000 to 200,000,000 shares of common stock. The increase was approved by the Company’s shareholders at its annual meeting on February 27, 2020. The Certificate of Amendment is filed as Exhibit 3.1 hereto and incorporated herein by reference.

Item 8.01 Other Events.

On April 6, 2020, the Company issued a press release announcing the transactions described in Item 3.02. A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

Item 9.01 Exhibits.

(d) Exhibits

Exhibit Number	Description

3.1	Certificate of Amendment
99.1	Press Release, dated April 6, 2020.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECOARK HOLDINGS, INC.

Date: April 6, 2020	By:	/s/ Randy S. May
	Name:	Randy S. May
	Title:	Chief Executive Officer

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